Exhibit 23.1
Consent of Independent Auditors
Transcat, Inc.
Rochester, NY
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-152392) and Form S-8 (Registration Nos. 33-61665 and 333-109985) of Transcat, Inc. of our report dated October 28, 2008, relating to the financial statements of Westcon, Inc., which appear in this Form 8-K/A.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
October 28, 2008

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